UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2020 (October 29, 2020)

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Pike	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Genesco Inc. (the “Company”) on March 27, 2020, our Chief Executive Officer, Mimi E. Vaughn, and certain of her direct reports elected to reduce their 2020 base salaries as one of many proactive measures taken by the Company in response to the impacts of the COVID-19 pandemic. Additionally, the Board of Directors (the “Board”) of the Company elected to temporarily forego their cash compensation (or stock in lieu of cash compensation) in support of the Company’s cost-cutting initiatives. On June 25, 2020, the Board considered the Company’s then-current financial results and the fact that more than 90% of the Company’s stores were expected to be reopened by June 30, 2020, and approved a partial restoration of the base salaries of the officers of the Company who elected to reduce their base salaries in March 2020. Additionally, the Board approved a partial restoration of the cash compensation (or stock in lieu of cash compensation) to the Board.

On October 29, 2020, the Board approved the full reinstatement of salaries for certain officers of the Company who elected to reduce their base salaries in March 2020 to their pre-reduction levels, effective October 1, 2020. The Board also approved the full reinstatement of cash compensation (or stock in lieu of cash compensation) to the Board effective October 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: November 2, 2020	By:	/s/ Scott E. Becker
	Name:	Scott E. Becker
	Title:	Senior Vice President, Secretary and General Counsel